CONSULTING AGREEMENT AND GENERAL RELEASE

THIS AGREEMENT is made as of the 12th day of November, 2004, between HARLEYSVILLE NATIONAL CORPORATION ("HNC"), a Pennsylvania business corporation having a place of business at 483 Main Street, Harleysville, Pennsylvania 19438, THE HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY ("Bank") a national banking association having a place of business at 483 Main Street, Harleysville, Pennsylvania 19438, and WALTER E. DALLER, JR. ("Daller"), an individual residing at 719 Clayhor Avenue, Collegeville, Pennsylvania 19426.

W I T N E S S E T H :

WHEREAS, Daller desires to end his Daller Employment Agreement entered into by and among Daller, HNC and Bank dated October 26, 1998 (hereinafter "Employment Agreement") and retire effective as of the close of business on March 31, 2005; and

WHEREAS, Daller will continue to serve as Chairman of the Board of Directors of HNC and the Bank through the end of this Agreement and remain on the Board of Directors of HNC and the Bank through the end of this Agreement and thereafter, as decided by the Board of Directors of HNC; and

WHEREAS, Daller will provide consulting services to HNC and Bank from April 1, 2005 through March 31, 2008; and

WHEREAS, HNC, Bank and Daller desire to resolve their employment relationship in a final and definitive manner, including their mutual obligations under the Employment Agreement and to avoid any protracted issues and disputes between them; and

WHEREAS, HNC and Bank recognize Daller’s many years of loyal, dedicated, successful and distinguished service,

NOW THEREFORE, IN CONSIDERATION of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.    Release. Effective April 1, 2005, Daller will end his employment and retire from all offices and positions with HNC, Bank, and their subsidiaries and affiliates; provided, however, that he will continue to serve as Chairman of the Board of Directors of HNC and the Bank and a member of the Board of Directors of HNC and the Bank, consistent with Section 3 of this Agreement. For and in consideration of the benefits provided to Daller under his Employment Agreement and a Supplemental Executive Retirement Plan and the agreements and commitments set forth in this Agreement, Daller does hereby knowingly and voluntarily release and forever discharge, both jointly and severally, HNC and Bank and all of their subsidiaries, divisions, affiliates, and their officers, directors, employees, shareholders, servants, agents and attorneys, in their official and individual capacities, together with their predecessors, successors and/or assigns (hereinafter "HNC") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, damages, judgments, claims and/or demands whatsoever, in law or in equity (hereinafter collectively referred to as "claims"), whether known or unknown to Daller, which Daller ever had, now has or may or might in the future have against HNC, based on any acts, omissions, transactions or occurrences whatsoever occurring prior to or on the date of execution of this Agreement, and specifically, but not by way of limitation, from those claims which are, or arise by reason of, or are in any way connected with, or which are or may be based in whole or in part on, or do or may arise out of, or are or may be related to or with (i) the employment relationship which existed between Daller and HNC and subsequent termination thereof; (ii) those claims arising under any state fair employment practices act and/or any law, ordinance or regulation promulgated by any county, municipality or other state subdivision; (iii) those claims for breach of duty and/or implied covenant of good faith and fair dealing; (iv) those claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written), including the Employment Agreement entered into by and among Daller, HNC and Bank, and dated October 26, 1998; (v) those claims for retaliatory or wrongful discharge of any kind; (vi) those claims for intentional or negligent infliction of emotional distress or mental anguish; (vii) those claims for outrageous conduct; (viii) those claims for interference with business relationships, contractual relationships or employment relationships of any kind; (ix) those claims for breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortious conduct of any kind; (x) those claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e, et seq.; (xi) those claims under the National Labor Relations Act, 29 U.S.C. §51 et seq.; (xii) those claims arising under the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq.; (xiii) those claims arising under the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.; (xiv) those claims arising under the Civil Rights Act of 1866 or 1871, 42 U.S.C. §1981 et seq.; (xv) those claims arising under the Family and Medical Leave Act of 1993, 29 U.S.C. §2601, et seq.; (xvi) those claims arising under any state or federal handicap age or disability discrimination law or act; (xvii) those claims arising from any damages suffered at any time after the date of this Agreement by reason of the effects or continued effects of any alleged or actual discriminatory or wrongful acts which occurred on or before the date of the execution of this Agreement; (xviii) those claims arising under Pennsylvania Workers’ Compensation laws; (xix) those claims arising under or in reliance upon any statute, regulation, rule or ordinance (local, state or federal), including, without limitation, any claims brought pursuant to the Pennsylvania Human Relations Act, 43 P.S. §951 et seq.; (xx) any and all other claims arising under the law or in equity; (xxi) any and all other claims asserted or which could have been asserted by Daller in any other charges or claims of alleged violation of any applicable law, rule, ordinance or regulation; and (xxii) any and all claims for any remedies which might otherwise be available to him including, without limitation, claims for contract or tort damages, punitive or exemplary damages, special damages, compensatory damages, consequential damages, lost benefits of any kind including, without limitation, life insurance, sick pay, severance pay or medical benefits, recovery of attorneys’ fees, costs, expenses of any kind, and reinstatement to a position of employment or reemployment with HNC. It is understood and agreed that the waiver of benefits contained in the preceding sentence does not include the waiver of any vested, non-forfeitable pension, profit sharing or other retirement benefits to which Daller is entitled through an existing or prior retirement or profit sharing program, or the benefits provided in the Employment Agreement and the Supplemental Executive Retirement Plan upon retirement after age 65, and the consideration specified in this Section. It is also understood that this Agreement does not affect any of Daller’s stock options, grants or awards that exist prior to and as of March 31, 2005 and that all such stock options, grants and awards shall continue in full force and effect pursuant to their terms.

 Daller further covenants that he has not filed any charge, complaint or action before any federal, state or local administrative agency or court against HNC and that he shall not sue HNC or participate in any way in any suit or proceeding or to execute, seek to impose, collect or recover upon or otherwise enforce or accept any judgment, decision, award, warranty or attainment upon any claim released herein.

2.    Review of Agreement. Daller acknowledges and promises that he has carefully reviewed, studied and thought over the terms of this Agreement and that all questions concerning this Agreement have been answered to his satisfaction. Daller acknowledges that he has been advised to consult with his private attorney prior to executing this Agreement. Daller further agrees, acknowledges, and promises that prior to execution of this Agreement, he was encouraged and afforded the opportunity to review it with any professional on his behalf, including his accountant or tax advisor, and that, to the extent desired, he has availed himself of that opportunity. Daller does further acknowledge and agree that he was given a period of at least twenty-one (21) days within which to consider this Agreement, that he has had this Agreement in his possession for a reasonable amount of time, and that he has had the opportunity to consider and reflect upon the terms of this Agreement before signing or executing it. Daller does further acknowledge and agree that he knowingly and voluntarily entered into and executed this Agreement after deliberate consideration and that he was not coerced, pressured or forced in any way by HNC or anyone else to accept the terms of this Agreement, and that the decision to accept the terms of this Agreement was entirely his own after an opportunity for full consultation with his attorney. Daller also acknowledges and agrees that he fully understands that he may be giving up certain legal rights by entering into this Agreement. Daller also acknowledges that he understands that he has seven (7) days to revoke this Agreement following its execution by mailing written notice of revocation postmarked within that seven (7) day period to: Robert Reilly, Senior Vice President, Human Resources, Harleysville National Corporation, 483 Main Street P.O. Box 195 Harleysville, PA 19438-0195.

By placing his initials at the end of this paragraph, Daller acknowledges that he has been informed about his rights and that he specifically waives any claim that he may have arising under the Older Workers Benefits Protection Act, and that he has had an opportunity to consult with his attorney regarding his rights, that he has been advised of the requirement that HNC allow him twenty-one (21) days to consider this waiver, and that he may revoke the waiver, once given, at any time during the seven (7) day period following the signing of the waiver. /s/ WED
                            WED

3.    Board Service. HNC and Daller agree that subject to HNC’s Board of Directors’ fiduciary duties, the rules and regulations of the Securities and Exchange Commission, the listing requirements, rules or regulations of NASDAQ, any required approval of HNC’s shareholders, and any legal prohibitions, Daller will continue to serve as Chairman of the Board of Directors of HNC and the Bank through the end of this Agreement and thereafter, as decided by the Board of Directors of HNC and the Bank. Subject to HNC’s Board of Directors’ fiduciary duties, the rules and regulations of the Securities and Exchange Commission, the listing requirements, rules or regulations of NASDAQ, the approval of HNC’s shareholders, and any legal prohibitions, Daller will remain on the Board of Directors of HNC and the Bank through the end of this Agreement and thereafter, as decided by the Board of Directors of HNC and the Bank. Daller shall continue to perform and discharge well and faithfully duties as Chairman of the Board of Directors of HNC and the Bank as may be assigned to Daller by the Board of Directors of HNC and the Bank. Daller shall be entitled to receive directors’ fees from HNC during the Consulting Period (as defined in Section 4 of this Agreement).

4.    Consulting Services. For the period of April 1, 2005 through March 31, 2008 (hereinafter the "Consulting Period"), Daller shall provide consulting services to the Board of Directors of the Corporation and the Bank, the President and Chief Executive Officer and senior management team of HNC and the Bank to assist them in their new management roles, at the request of HNC’s and the Bank’s Board of Directors, and/or President and Chief Executive Officer. It is anticipated that services provided will include business development, board development and education, corporate governance, assistance in strategic planning, clarification of company vision and merger and acquisition advice. The Consulting Period shall be automatically extended on the third anniversary date of commencement of the Consulting Period (the "Annual Renewal Date") and on the same date of each subsequent year for a period ending one (1) year from each Annual Renewal Date, unless either party shall give written notice of nonrenewal to the other party at least one hundred eighty (180) days prior to an Annual Renewal Date, in which event this Agreement shall terminate at the end of the then existing Consulting Period.

5.  Payments for Services. For services performed by Daller under this Agreement, HNC shall pay Daller an annual fee of OneHundred Seven Thousand Dollars ($107,000), payable in four (4) equal quarterly installments, beginning in April 2005. Daller shall be an independent contractor; consequently, no taxes or other deductions will be withheld from the payments. HNC will provide Daller with Internal Revenue Service Form 1099, reflecting the fees that HNC pays Daller for the consulting services that Daller provides to HNC and its management team.

6.  Continuation of Benefits. For and in consideration of the agreements and commitments set forth in this Agreement, including Daller’s execution of the release contained in this Agreement, HNC and Bank will continue to provide Daller with the benefits identified in Section 3 (h) of the Employment Agreement, and, in addition, HNC will continue to reimburse Daller for any and all initiation fees, membership dues, assessments, and reasonably related business expenses associated with Daller’s membership in Spring Ford Country Club. In addition, HNC shall transfer to Daller the automobile utilized by Daller at his retirement from employment with HNC. HNC will also provide Daller with continued use of the office space that he occupied at HNC’s Main Street office building during his employment with HNC, until HNC and Daller mutually designate other space in the Main Street office. Finally, HNC will continue to reimburse Daller for any and all fees, costs and reasonably related business expenses associated with his participation and attendance at the conferences that he traditionally attended during his employment with HNC, at the request of HNC.

7.    Restrictive Covenant.

(a)    Daller hereby acknowledges and recognizes the highly competitive nature of the business of HNC and Bank and accordingly agrees that, during and for the applicable period set forth in Section 7(c) hereof, Daller shall not:

(i)    be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which HNC or Bank or any of their subsidiaries are engaged during the Consulting Period, in any county in which, at any time during the Consulting Period or at the date of termination of the Daller's employment, a branch, office or other facility of HNC or Bank or any of their subsidiaries is located, or in any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area"); or

(ii)    provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which HNC or Bank or any of their subsidiaries are engaged during the Consulting Period, in the Non-Competition Area; or

(iii)    solicit current and former customers of HNC, Bank or any HNC subsidiary in the Non-Competition Area; or

(iv)    solicit current or former employees of HNC, Bank or any HNC subsidiary.

(b)    It is expressly understood and agreed that, although Daller and HNC and Bank consider the restrictions contained in Section 7(a) hereof reasonable for the purpose of preserving for HNC and Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 7(a) hereof is an unreasonable or otherwise unenforceable restriction against Daller, the provisions of Section 7(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

(c)    The provisions of this Section 7 shall be applicable commencing on the date of this Agreement and ending one year after the termination of the consulting relationship.

8.  Unauthorized Disclosure. During the term of the Consulting Period, or at any later time, Daller shall not, without the written consent of the Board of Directors of HNC or a person authorized thereby, knowingly disclose to any person, other than an employee or director of HNC or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Daller of his consulting duties, any material confidential information obtained by him during his employment with HNC or the Consulting Period, with respect to any of HNC’s services, products, improvements, formulas, designs or styles, processes, customers, customer lists, methods of business or any business practices the disclosure of which could be or will be damaging to HNC; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Daller or any person with the assistance, consent or direction of Daller) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by HNC or any information that must be disclosed as required by law.

9.      Indemnification. The Corporation and/or Bank will indemnify Daller, to the fullest extent permitted under Pennsylvania and federal law, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding brought against him by reason of the fact that he is or was a director, officer, employee, consultant or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, consultant or agent of another person or entity. To the fullest extent permitted by Pennsylvania and federal law, the Corporation will, in advance of final disposition, pay any and all expenses incurred by Daller in connection with any threatened, pending or completed legal or regulatory action, suit or proceeding with respect to which he may be entitled to indemnification hereunder.

10.     Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Daller and an executive officer specifically designated by the Board of Directors of HNC. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

11.     Assignment. This Agreement shall not be assignable by any party, except by
HNC to any successor in interest to their respective businesses.

12.    Attorney’s Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear their own attorney’s fees and costs.

13.    Successors; Binding Agreement.

(a)    HNC will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of HNC to expressly assume and agree to perform this Agreement in the same manner and to the same extent that HNC would be required to perform it if no such succession had taken place.

(b)  This Agreement shall inure to the benefit of and be enforceable by Daller’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Daller should die and any amounts would be payable to Daller under this Agreement if Daller had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Daller’s devisee, legatee, or other designee, or, if there is no such designee, to Daller’s estate.

14.    Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.    Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

16.    Headings. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

17.    Pronouns. Any pronouns used in this Agreement are intended to refer to Daller, regardless of the pronoun’s gender.

18.    Notices. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid, with return receipt requested, as follows:

If to Daller:                         Mr. Walter E. Daller, Jr.
                     719 Clayhor Avenue
Collegeville, Pennsylvania 19426

If to HNC:                        ****.
                     President and CEO
Harleysville National Corporation
483 Main Street,
Harleysville, Pennsylvania 19438

or to such other address as either party may have furnished to the other in writing, except that notices of change of address shall be effective only upon actual receipt.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                       HARLEYSVILLE NATIONAL CORPORATION
/s/ Jo Ann M. Bynon                   By /s/ Harold A. Herr
Jo Ann M. Bynon, Secretary                 Harold A. Herr

WITNESS:                    WALTER E. DALLER, JR.

/s/ Jo Ann M. Bynon                        /s/ Walter E. Daller, Jr.
Jo Ann M. Bynon                      Walter E. Daller, Jr.